UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

FIBROGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36740	77-0357827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Bay Street Suite 100 #6009
San Francisco, California		94133
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 978-1200

FibroGen, Inc.
409 Illinois Street
San Francisco, California 94158

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As part of the continuing efforts of FibroGen, Inc. (“FibroGen”) to reduce operating expenses and preserve cash, on September 27, 2024, FibroGen entered into an Agreement for Termination of Lease and Voluntary Surrender of Premises ("Lease Termination Agreement") with its landlord, ARE-San Francisco No.43 Owner, LLC ("ARE") related to the premises located at 409 Illinois Street, San Francisco, California 94158. The Lease Termination Agreement modifies the Lease Agreement dated as of September 22, 2006, as subsequently amended (the "Lease") and accelerates the expiration date of the term of the Lease to December 31, 2024.

In consideration of the Lease Termination Agreement, FibroGen and ARE agreed on a $10 million settlement amount, consisting of (1) a one-time cash payment by FibroGen for past rent, FibroGen’s share of operating costs, taxes, insurance, utilities, and other costs, and a Lease modification payment, and (2) a security deposit, in the form of a letter of credit.

As of execution of this Lease Termination Agreement, FibroGen shall not be responsible for the payment of any further rent payments or operating costs, taxes, insurance, utilities, or any other scheduled monthly payments due under the Lease to ARE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Date:	October 3, 2024	By:	/s/ Michael Lowenstein
Michael Lowenstein Chief Legal Officer